Exhibit 3.2


                                     Bylaws

                                      And

                           Administrative Regulations

                                       Of

                                  Crestar Bank






                          Incorporated Under The Laws
                        Of The Commonwealth Of Virginia




                           Adopted December 20, 1979
                       (And Including Amendments Adopted
                        Thereto Through April 25, 1997)

                                     Index
                                       To
                                     Bylaws
                                      And
                           Administrative Regulations
                                       Of
                                  Crestar Bank


Article I - Meetings Of Stockholders

     1.1    - Place of Meetings...............................................1
     1.2    - Annual Meetings.................................................1
     1.3    - Special Meetings................................................1
     1.4    - Notice of Meetings..............................................1
     1.5    - Quorum..........................................................1
     1.6    - Voting..........................................................1
     1.7    - Conduct of Meetings.............................................2
     1.8    - Inspector.......................................................2

Article II - Board Of Directors

     2.1    - General Powers..................................................2
     2.2    - Number of Directors.............................................2
     2.3    - Election of Directors...........................................2
     2.4    - Term of Office..................................................2
     2.5    - Quorum..........................................................2
     2.6    - Meetings of the Board...........................................2
     2.7    - Compensation....................................................3
     2.8    - Eligibility.....................................................3

Article III - Committees

     3.1    - Standing Committees.............................................4
     3.2    - Executive Committee.............................................5
     3.3    - Audit Committee.................................................5
     3.4    - Human Resources and Compensation Committee......................6
     3.5    - Nominating and Governance Committee.............................6
     3.6    - Area Boards.....................................................6
     3.7    - Other Committees................................................7

Article IV - Officers

     4.1    - Number and Manner of Election or Appointment....................7
     4.2    - Term of Office..................................................7
     4.3    - Removal.........................................................8
     4.4    - Resignations....................................................8
     4.5    - Vacancies, New Offices and Promotions...........................8

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     4.6    - Chairman of the Board...........................................8
     4.7    - President.......................................................8
     4.8    - Corporate Secretary.............................................8
     4.9    - Treasurer.......................................................9
     4.10   - Auditor.........................................................9
     4.11   - Powers and Duties of Other Officers.............................9
     4.12   - Bonds...........................................................9

Article V - Capital Stock

     5.1    - Certificates....................................................9
     5.2    - Lost, Destroyed and Mutilated Certificates.....................10
     5.3    - Transfer of Stock..............................................10
     5.4    - Closing of Transfer Books and Fixing Record Date...............10

Article VI - Miscellaneous Provisions

     6.1    - Seal...........................................................10
     6.2    - Voting of Stock Held...........................................10
     6.3    - Fiscal Year....................................................11

Article VII - Emergency Bylaws...............................................11

Article VIII - Indemnification Of Directors And Officers.....................12

Article IX - Amendments......................................................13

                          Administrative Regulation I

     Sales, Purchase and Pledge or Deposit of Securities Owned by the Bank

     1.1    - Sale, Purchase and Pledge or Deposit of Securities.............14

                          Administrative Regulation II

                          Exercise of Fiduciary Powers

     2.1    - Certification, Authentication, etc. of Securities
              and Documents..................................................14
     2.2    - Qualification as Fiduciary.....................................15
     2.3    - Acceptance of Trusts...........................................15
     2.4    - Purchase and Sales of Securities...............................15
     2.5    - Deposit of Securities Under Plans Reorganizations, etc.........15
     2.6    - Sales, and Leases of Real Estate and Tangible Personal Property:
              Foreclosure and Extension of Mortgages.........................15
     2.7    - All Acts Done Under the Foregoing Paragraphs...................16
     2.8    - Voting Stock and Other Securities..............................16



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                         Administrative Regulation III

    Borrowing Money, Rediscount of Bills and Notes, Buying or Selling Funds

     3.1    - Borrowed Money, Security Therefor and Rediscounts.............16
     3.2    - Purchase and Sales of Surplus Funds...........................16

                          Administrative Regulation IV

                            Release of Encumbrances

     4.1    - Sales and Leases of Property..................................17
     4.2    - Release Of Encumbrances.......................................17

                          Administrative Regulation V

                          Checks, Drafts, Orders, etc.

     5.1    - Bank - Except Trust...........................................17
     5.2    - Trust Group...................................................17

                          Administrative Regulation VI

                    Signature Guarantee, Confirmations, etc.

     6.1    - Signature Guarantee...........................................17
     6.2    - Confirmations.................................................18

                         Administrative Regulation VII

                         Responsibility of Area Boards

     7.1    - Responsibilities of Area Boards...............................17

                         Administrative Regulation VIII

                         Deposit and Security Accounts

     8.1    - Deposit Accounts..............................................18
     8.2    - Security Accounts.............................................18

                                  Crestar Bank

                                     Bylaws

                                   Article I

                            Meetings Of Stockholders

     1.1 Place of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Virginia, as may be designated by the Board of Directors.

     1.2 Annual Meeting. The annual meeting of stockholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held at such time and date as designated by the Board of Directors.

     1.3 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the President, or by a majority of the Board of Directors. No business shall be transacted and no corporate action shall be taken at a special meeting other than that stated in the notice of the meeting.

     1.4 Notice of Meetings. Unless waived in the manner prescribed by law, notice of each meeting of stockholders shall be given in writing, not less than ten nor more than sixty days before the day of the meeting, or such other notice as is required by law, to each stockholder entitled to vote at such meeting and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Bank.

     1.5 Quorum. Any number of stockholders together holding a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend.

     1.6 Voting. At any meeting of the stockholders, each stockholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the stock transfer books of the Bank on the date, not more than seventy days prior to such meeting, as designated by the Board of Directors, for the purpose of determining stockholders entitled to vote, as the date on which the stock transfer books of the Bank are to be closed or as the record date.

Every proxy shall be in writing and signed by the stockholder entitled to vote or signed by his duly authorized attorney-in-fact. At a meeting where a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote shall be the act of the stockholders.

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     1.7 Conduct of Meetings. At each meeting of the stockholders, the Chairman of the Board or the President shall act as chairman and preside. In their absence, the Chairman of the Board may designate another officer of the Bank who need not be a Director to preside. The Corporate Secretary of the Bank or an Assistant Corporate Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as corporate secretary of such meeting.

     1.8 Inspectors. An appropriate number of inspectors for any meeting of stockholders may be appointed by the chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.


                                   Article II

                               Board Of Directors

     2.1 General Powers. The business and affairs of the Bank shall be managed by the Board of Directors and, except as otherwise expressly provided by law, in accordance with the Articles of Incorporation or these Bylaws.

     2.2 Number of Directors. The Board of Directors shall consist of not less than five nor more than twenty-seven Directors, the exact number to be designated by the Board, and a majority of whom shall be citizens of the Commonwealth of Virginia.

     2.3 Election of Directors. Directors shall be elected at each annual meeting of the stockholders. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two in the number of authorized Directors, may be filled by the majority vote of the remaining Directors, though less than a quorum of the Board, unless the vacancy is sooner filled by the stockholders.

     2.4 Term of Office. Each Director (unless he sooner dies, resigns, or is removed from office) shall hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualifies.

     2.5 Quorum. A majority of the number of Directors pursuant to these Bylaws at the time of the meeting, shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

     2.6  Meetings of the Board.

     (a) Place of Meetings. Meetings of the Board of Directors shall be held at such place and at such time, either within or without the State of Virginia as may be designated by the Board, or upon call of the Chairman of the Board or the President.

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     (b) Organizational Meeting. An organizational meeting shall be held as soon as practicable after the adjournment of the annual meeting of stockholders at which the Board of Directors is elected, for the purpose of taking the oaths of the Directors, electing officers, appointing committees for the ensuing year, and for transacting such other business as may properly come before the meeting.

     (c) Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board may designate, or upon call of the Chairman of the Board, or the President, and no notice thereof need be given.

     (d) Special Meetings. Special meetings of the Board of Directors may be held at any time or place upon the call of the Chairman of the Board or the President, or any three members of the Board.

Notice of each such meeting shall be given to each Director by mail at his business or residence address at least forty-eight hours before the meeting, or by telephoning or telegraphing notice to him at least twenty-four hours before the meeting. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

     (e) Conduct of Meetings. At each meeting of the Board of Directors, the Chairman of the Board or the President shall act as chairman and preside. In their absence, the Chairman of the Board may designate another officer of the Bank who need not be a Director, to preside. The Corporate Secretary of the Bank or an Assistant Corporate Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as corporate secretary of such meeting.

Any action required or permitted to be taken by the Board may be taken without a meeting if all Directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents of the directors shall be filed with the minutes of the proceedings of the Board meeting.

     2.7 Compensation. Directors, and members of any committee of the Board who are not officers of the Bank or subsidiaries thereof, shall be paid such compensation as the Board of Directors from time to time may determine for his services as Director, or as Chairman or a member of any committee of the Board, and shall, in addition, be reimbursed for such expenses as shall be incurred by him in the performance of his duties. Nothing herein shall preclude Directors and members of any committee of the Board from serving the Bank in other capacities and receiving compensation therefor.

     2.8 Eligibility. No person shall be eligible to serve as a Director unless, when his term commences, he is not less than twenty-one years of age nor more than seventy years of age. No Director shall be eligible for reelection after he has attained the age of 70 or after his separation from the business or professional organization with which he was primarily associated at the time he first became a Director, unless elected after becoming associated with another business or professional organization. Except for the Chief Executive Officer, no Director who is an officer of the Corporation or any subsidiary shall be eligible for reelection after he has retired.

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                                  Article III

                                   Committees

     3.1  Standing Committees.

     (a) Number. There shall be four standing committees of the Board of Directors. The standing committees are as follows: Executive, Audit, Human Resources & Compensation, and Nominating & Governance Committee. In order to broaden the experience of Directors, it shall be the policy of the Bank to seek rotation among Directors as members of the various committees.

At the first meeting of the Board of Directors after the annual meeting of the stockholders, the Chairman of the Board shall recommend the membership of each committee and the Board shall elect the membership of each committee, who shall serve at the pleasure of the Board.

     (b) Quorum. A majority of the number of members of any standing committee shall constitute a quorum for the transaction of business. The action of a majority of members present at a committee meeting at which a quorum is present shall constitute the act of the committee.

     (c) Conduct of Meetings. Any action required or permitted to be taken by the committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents of the members shall be filed with the minutes of the proceedings of the committee.

     (d) Meetings and Minutes. Subject to the foregoing, and unless the Board shall otherwise decide, each committee shall fix its rules of procedure, determine its action and fix the time and place of its meetings. Special meetings of a committee may be held at any time upon the call of the Chairman of the Board, the Chairman of the Committee, or any two members of the committee. Each committee shall keep minutes of all meetings which shall be at all times available to Directors. Action taken by a committee shall be reported promptly to the Board but not less frequently than quarterly.

     (e) Term of Office. A member of any standing committee shall hold office until the next organizational meeting of the Board of Directors or until he is removed or ceases to be a Director.

     (f) Vacancies. Should a vacancy occur on any standing committee resulting from any cause whatsoever, the Board, by resolution, may fill such vacancy at any time.

     (g) Resignation and Removal. A member of a standing committee may resign at any time by giving written notice of his intention to do so to the Chairman of the Board or the Corporate Secretary of the Corporation, and may be removed at any time by the Board of Directors.

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     3.2  Executive Committee.

     (a) How Constituted. The Executive Committee shall consist of not less than five nor more than nine Directors, including the Chairman of the Board, who shall be Chairman of the Committee, and the President. If the Chairman of the Board will not be present at a meeting, the President shall preside, and if the President will not be present, the Chairman may designate another officer of the Bank, who need not be a member of the Committee or a Director, to preside at the meeting.

     (b) Primary Responsibilities. The primary responsibilities of the Executive Committee shall consist of: exercise of all powers of the Board of Directors between meetings of the Board except as to matters exclusively reserved to the Board under law; annual review of management's financial goals and business plan; service as the Board's steering committee on capital, liquidity, asset/liability and credit issues, as well as the Board's advisor on mergers and acquisition and corporate structure matters; review of loan policy and procedure, the quarterly classification of loans and the adequacy of the allowance for loan loss reserves; review and recommendation to the Board of the annual capital budget and authorization of capital expenditures within a level established by the Board; supervision over the exercise of fiduciary powers; oversight over the Bank's contributions policy, approval of the annual contributions budget, and authorization or recommendation to the Board of larger individual contributions as specified by the Board; joint consultation with the Human Resources and Compensation Committee and recommendation to the Board of any titling changes and management succession involving the top five officers of the Bank; and evaluation and recommendation to the Board of nominees for election as Directors.

     3.3  Audit Committee

     (a) How Constituted. The Audit Committee shall consist of not less than five nor more than nine Directors, none of whom shall be officers of the Bank or any subsidiary thereof. The Chairman of the Committee shall be appointed by the Board of Directors upon recommendation of the Chairman of the Board. If the Chairman of the Committee will not be present at a meeting, he may designate any member of the Committee to preside at the meeting.

     (b) Primary Responsibilities. The primary responsibilities of the Audit Committee shall consist of: recommendation of the selection of independent accountants and auditors; review of the scope of the accountant's examination and approval of any non-audit services to be performed by the independent accountants; review of examination reports by the independent accountants and regulatory agencies; approval of, and review of the results of, the internal audit plan; review of the procedures for establishing the allowance for loan losses and monitoring of the credit process review function; review of Crestar's Community Reinvestment Act policy, plans and performance; review of internal programs to assure compliance with laws and regulations and the adequacy of internal controls; review of the adequacy of insurance coverage; and review of compliance with the Standards of Conduct.

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     3.4  Human Resources and Compensation Committee.

     (a) How Constituted. The Compensation Committee shall consist of not less than four nor more than eight Directors, none of whom shall be officers of the Bank or any subsidiary thereof. The Chairman of the Committee shall be appointed by the Board of Directors upon recommendation of the Chairman of the Board. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting.

     (b) Primary Responsibilities. The primary responsibilities of the Human Resources and Compensation Committee shall consist of: review and approval of major compensation policies; determination of appropriate performance targets under the Bank's benefit plans; recommendation to the Board of salaries, and approval of other compensation to be paid or awarded to the highest level and most highly paid officers; recommendation of officers requiring Board approval and joint consultation with the Executive Committee and recommendation to the Board of any titling changes and management succession involving the top five officers of the Bank; review of other matters pertaining to management structure, succession planning and executive development; approval of election of Corporate and Group level Executive Vice Presidents requiring Board approval; review and recommendation for Board approval of new and significant changes to qualified and non-qualified benefit plans; and recommendation for Board approval of appropriate changes in Director compensation.

     3.5  Nominating and Governance Committee

     (a) How Constituted. The Nominating and Governance Committee shall consist of not less than three nor more than five Directors, none of whom shall have served as an officer of Crestar Financial Corporation or any subsidiary or affiliate thereof within the calendar year of appointment or the calendar year immediately preceding the year of appointment. The Chairman of the Committee shall be appointed by the Board of Directors upon recommendation of the Chairman of the Board. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting.

     (b) Primary Responsibilities. The primary responsibilities of the Nominating and Governance Committee shall consist of: interpreting the Bylaws whenever a member's change in circumstance, such as illness, retirement or modification of primary employment, may impact eligibility for continued Board service; recommending changes to eligibility requirements as needed to ensure that the Board consists of highly-qualified persons who can provide constructive input into the business of the Bank and represent a cross section of Crestar constituencies; conducting a comprehensive study of board governance practices of similarly-situated corporations and recommending adoption of Crestar corporate governance guidelines as appropriate; monitoring effectiveness of such guidelines and implementing modification as needed; and establishing and implementing a nomination process to identify and recommend Board nominees as appropriate.

     3.6 Area Boards. The Board of Directors or the Chairman of the Board or his designee may appoint, from time to time, Area Boards for any one or more of the Bank's locations, whose members may consist of such persons, including officers and Directors, as may be deemed proper. Area Boards shall serve at the pleasure of the Board of Directors or the Chairman of the Board and their duties shall be those prescribed in the Administrative Regulations as in effect from time to time.

     3.7 Other Committees. The Board of Directors may, by resolution, establish such other committees of the Board as it may deem advisable. The members, terms and authority of such committees shall be as set forth in the resolutions.

The Chairman of the Board may establish such other committees of the Board of Directors as he deems advisable, and may appoint the members of such committees. Any such committees shall have the authority to consider, review, advise and recommend to the Chairman of the Board with respect to such matters as may be referred to it by the Chairman of the Board, but shall have no authority to act for the Bank except with the prior approval of the Board of Directors.


                                   Article IV

                                    Officers

     4.1 Number and Manner of Election or Appointment. The officers of the Bank shall be:

     (a) The Chairman of the Board, the President, a Corporate Secretary, a Treasurer, an Auditor, one or more Regional Presidents, and one or more Corporate Executive Vice Presidents, and one or more Group Executive Vice Presidents, each of whom shall be elected by the Board;

     (b) one or more local Presidents, Executive Vice Presidents, Corporate Senior Vice Presidents, and Senior Vice Presidents as appointed by the appropriate Policy Committee member for the Group, and

     (c) such other officers as appointed by an approval officer for each Group as designated by the appropriate Policy Committee member. Officers of subsidiaries of the Bank shall be elected and have their compensation set in the same manner as comparable officers of the Bank. One person may hold more than one office except that the offices of the President and Corporate Secretary may not be held by the same person.

     4.2 Term of Office. The officers designated in Section 4.1(a) shall be elected annually by the Board at its organizational meeting. Such officers shall each hold office until the next organizational meeting of the Board and until their successors are elected.

The officers designated in Section 4.1(b) shall be elected annually by the Human Resources and Compensation Committee at its first meeting following the Annual Meeting of Stockholders. Such officers shall each hold office until the next such meeting of the Committee and until their successors are elected. The officers designated in Section 4.1(c) may be appointed at any time by the appropriate Policy Committee member for the Group. The officers designated in
Section 4.1(d) may be appointed at any time by the approval officer designated by the appropriate Policy Committee member for each Group.

     4.3 Removal. Any officer may be removed from office, with or without cause, at any time, by the Board of Directors. Any officer elected by the Human Resources and Compensation Committee may be removed from office by the Committee, with or without cause, at any time. Any officer appointed by a Policy Committee member or approval officer for each Group may be removed from office by him, with or without cause, at any time.

     4.4 Resignations. Any officer may resign at any time by giving written notice to the Board, Human Resources and Compensation Committee, Chairman of the Board, President, or the Corporate Secretary. Such resignation shall be effective on the date of receipt of such notice or any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.5 Vacancies, New Offices and Promotions. A vacancy for any cause in any office may be filled at any time for the unexpired portion of the term, in the manner prescribed in these Bylaws for regular election or appointment to such office. New offices may be created and filled, and the promotions and changes in officers' titles may be made at any time in the manner prescribed in these Bylaws for regular election or appointment to such office.

     4.6 Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer and shall have general supervision of the policies and operations of the Bank, subject to the direction and control of the Board. He shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee. He shall be responsible for extending lines of credit and other loan commitments, for making loans and for discounting acceptable trade paper. All such extensions of credit shall be based on acceptable credit risk. Subject to his executive authority and control, the Chairman of the Board may delegate specific loan authority to officers and employees of the Bank. He shall have the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Bank, and have such other powers and perform such other duties as shall be designated by the Board of Directors or as may be incidental to his office. The Chairman of the Board shall have the authority to appoint officers of the Bank below the rank of Executive Vice President.

     4.7 President. The President shall participate in the supervision of the policies and management of the Corporation, and may, if so designated by the Board of Directors, be the chief administrative officer of the Corporation. He shall perform all duties incidental to the office of President and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board. In the absence of the Chairman of the Board, he shall preside at meetings of stockholders, the Board of Directors and the Executive Committee. He shall have the same power to sign for the Corporation and to appoint officers as prescribed in these Bylaws for the Chairman of the Board.

     4.8 Corporate Secretary. The Corporate Secretary shall: a) keep the minutes of all meetings of the Stockholders, the Board of Directors, the Executive Committee, and such other Committees as the Board may designate; b) see that all notices of such meetings are given in accordance with these Bylaws or as required by law; c) be custodian of the corporate records and of the seal of the Corporation and have authority to affix the seal to any documents requiring such seal and to attest the same; d) sign, with the Chief Executive Officer, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and e) in general perform all duties incident to the office of Corporate Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer. In the absence of the Corporate Secretary, an Assistant Corporate Secretary shall act in his stead.

     4.9 Treasurer. The Treasurer shall perform such duties with respect to securities and funds of the Bank as may be prescribed by the Board of Directors or the Chief Executive Officer, and such other duties as may be incidental to the office of Treasurer.

     4.10 Auditor. The Auditor shall have general supervision over the internal audit of the Bank and its subsidiaries. He shall be responsible to the Board of Directors, through the Audit Committee, for independently evaluating the adequacy, effectiveness, and efficiency of the Bank's systems of internal control and of employee compliance therewith. He shall have the duty of reporting his findings and recommendations to the Audit Committee at least quarterly on any matters concerning the Bank, except those with respect to credit quality, responsibility for which has been vested in the officer in charge of credit administration. Should the Auditor deem any matter to be of special importance or his independence to be in jeopardy, he shall report immediately to the Chairman of the Audit Committee or, in his absence, any member of the Committee. The Auditor shall have such other duties and perform such special audits and examinations as may be prescribed from time to time by the Audit Committee or the Board of Directors. For administrative purposes, the Auditor shall be accountable to the Chief Executive Officer.

     4.11 Powers and Duties of Other Officers. The powers and duties of all other officers of the Bank shall be those usually pertaining to their respective offices, subject to the direction and control of the Board of Directors and as otherwise provided in these Bylaws, or as prescribed by the Chief Executive Officer.

     4.12 Bonds. Each officer and employee of the Bank shall give bond covering the honest and faithful performance of his duties. The form and amount of such bonds, and the name of the company providing the surety, shall be approved annually by the Board of Directors at its organizational meeting, the premiums thereon to be paid by the Bank.


                                   Article V

                                 Capital Stock

     5.1 Certificates. The shares of capital stock of the Bank shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Bank may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Bank and such certificate shall not then have been delivered by the Bank, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Bank.

     5.2 Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Bank shall immediately notify the Bank of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors or the Executive Committee may cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

     5.3 Transfer of Stock. The stock of the Bank shall be transferable or assignable only on the Books of the Bank by the holders in person or by attorney on surrender of the Certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the Books of the Bank. The Bank shall recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

     5.4 Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide, that the stock transfer books shall be closed for a stated period but not to exceed in any case, seventy days.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of the stockholders has been made, as provided in this section, such determination shall apply to any adjournment thereof.


                                   Article VI

                            Miscellaneous Provisions

     6.1 Seal. The corporate seal of the Bank shall consist of a flat-face circular die on which there shall be engraved the Crestar logogram and the name of the Bank. Any officer of the Bank designated in writing by the Chief Executive Officer or Corporate Secretary shall have authority to affix and attest the seal. Failure to use the corporate seal shall not affect the validity of any instrument.

     6.2 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, the Chairman of the Board, the President, or any Executive or Senior Vice President may from time to time appoint an attorney or attorneys or agent or agents of this Bank, in the name and on behalf of this Bank, to cast the vote which this Bank may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Bank, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation. Such officer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Bank such written proxies, consents, waivers or other instruments as may be necessary or proper. In lieu of an appointment of an attorney or agent, the officer may himself attend any meetings of the holders of stock of other securities of any such other corporation and there vote or exercise any or all power of this Bank as the holder of such stock or other securities of such other corporation.

     6.3  Fiscal Year. The fiscal year of the Bank shall be the calendar year.


                                  Article VII

                                Emergency Bylaws

     7.1 The Emergency Bylaws provided in this Article VII shall be operative during any emergency resulting from an attack of the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the Bank or in the Virginia Stock Corporation Act (other than those provisions relating to Emergency Bylaws). To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

     During any such emergency:

     (a) Any meeting of the Board of Directors may be called by any officer of the Bank or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below,

     (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time in accordance with Article II of the Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present may be included in the number necessary to make up such quorum, and shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

         (i) Officers designated in Section 4.1(a) of the Bylaws, Executive Vice Presidents not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age,

         (ii) All other officers of the Bank in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

         (iii) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

     (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Bank shall for any reason be rendered incapable of discharging their duties.

     (d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers to do so.

No officer, Director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.


                                  Article VIII

                   Indemnification Of Directors And Officers

     8.1 A. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Bank shall not be liable to the Bank or its stockholders for monetary damages.

     B. To the full extent permitted and in the manner prescribed by the Virginia Stock Bank Act and any other applicable law, the Bank shall indemnify a Director or officer of the Bank who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify any Director or officer.

     C. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Bank to indemnify or contract in advance to indemnify any person not specified in Section B of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section B.

     D. The Bank may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Bank would have power to indemnify him against such liability under the provisions of this Article.

     E. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section A of this Article VIII shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

     F. The provisions of this Article VIII shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

     G. Reference herein to Directors, officers, employees or agents shall include Area Board Directors, former Directors, officers, employees and agents and their respective heirs, executors and administrators.


                                   Article IX

                                   Amendments

     9.1 These Bylaws may be amended, altered, or repealed at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by resolution of the Board pursuant to these Bylaws. The stockholders entitled to vote in an election of Directors, however, shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

                           Administrative Regulation I

      Sale, Purchase And Pledge Or Deposit Of Securities Owned By The Bank

     1.1 Sale, Purchase and Pledge or Deposit of Securities. The President, the Executive Vice President - Investment Bank, the Managing Director Asset/Liability Management Division, the Managing Director - Funds Management Division, or such other officers of the Asset/Liability Management Division or the Funds Management Division as any of the foregoing may designate in writing (which designation shall be filed with the Corporate Secretary) are authorized and empowered in its behalf at any time and from to time:

     (a) To sell, assign, loan, sell under agreement to repurchase, transfer, and deliver any and all securities of any description now or at any time hereafter belonging to the Bank in its own right, or which the Bank is or shall be authorized and empowered to sell, assign, or transfer as attorney for the owners or holders thereof.

     (b) To make any pledge or deposit of any of the bonds, notes, obligations or any other securities belonging to the Bank (including any receipts issued by any other banking institution evidencing the deposit by the Bank of any of its securities with any other banking institution as custodian) including without limitation the pledge or deposit with the Treasurer of the United States, or any other public official or public authority, national, state or local, for the purpose of securing (i) borrowings from the Federal Reserve Bank, (ii) deposits for which security is or may be required or permitted by law at any time to be given, (iii) sureties on surety bonds furnished to secure such deposits, or (iv) deposits made, whether time or demand, by the Bank as sole or joint fiduciary of any character. Any officer authorized hereunder to make such pledges or deposits shall have power to make any endorsement, transfer or assignment of any such securities, to make substitutions and withdrawals thereof, and to designate the person or persons to whom on behalf of the Bank any such securities so withdrawn may be delivered.

     (c) To purchase, borrow, or purchase under agreement to resell for the account of the Bank in its own right such bonds, stocks or other securities as may be permitted by law.

     (d) To do any act and to execute and acknowledge any document necessary to the exercise of the powers hereby granted and to appoint attorneys-in-fact to do such acts and execute such documents.

                          Administrative Regulation II

                          Exercise Of Fiduciary Powers

     2.1 Certification, Authentication, etc., of Securities and Documents. Any officer or employee of the Trust Group who may be designated from time to time in writing (which designation shall be filed with the Corporate Secretary) by either the President, the Executive Vice President for Trusts, any Senior Vice President, or Vice President in the Trust Group, to act as Special Corporate Assistant, shall have the authority to authenticate or certify, on behalf of the Bank, any bonds, certificates, or other documents necessary or proper for the Bank to certify in its capacity as Trustee under any mortgage, deed of trust or other instrument, and to sign or countersign in the name of the Bank (a) as Transfer Agent or Registrar the certificates for the capital stock or the bonds or other securities of any corporation for which the Bank may be at any time Transfer Agent or Co-Transfer Agent, or Registrar or Co-Registrar, respectively, and (b) as Depositary the receipts for any securities deposited with the Bank under any agreement under which it may at any time be Depositary; and any of said officers or employees authenticating, certifying, signing or countersigning any of such bonds, certificates, stocks, securities, receipts and documents on behalf of the Bank may do so under the title or style of "Authorized Officer" or "Authorized Signature."

     2.2 Qualification as Fiduciary. In all cases where the Bank shall be appointed to act as Trustee, Executor, Administrator (with or without will annexed), Curator, Guardian, Committee, Receiver, Special Commissioner, or in any other lawful fiduciary capacity, any one of the following officers, namely:
The President, the Executive Vice President for Trusts, or any officer of the Trust Group is authorized to take on behalf of the Bank any oath, and to execute any bond required to be taken or executed, upon the Bank's qualifying to act in such fiduciary capacity.

     2.3 Acceptance of Trusts. The President, the Executive Vice President for Trusts, or any officer in the Trust Group may accept on behalf of the Bank any trust and sign his name to any instrument evidencing such acceptance and acknowledge and deliver the same.

     2.4 Purchase and Sales of Securities. Any of the following officers of the Bank, namely: The President, the Executive Vice President for Trusts, or any officer in the Trust Group, is authorized in the exercise of powers conferred upon the Bank as fiduciary or agent, to buy, sell, assign, transfer and deliver any bonds, stocks and other securities of every description, standing in the name of this Bank as either sole or joint fiduciary, or in the name of any ward for whom it is either sole guardian or co-guardian, or of any decedent for whom it is either the sole personal representative or one of the personal representatives, or which may be held by it in any fiduciary or representative capacity whatsoever, either solely or in conjunction with some other person or persons, whether registered or otherwise (and to exchange registered for bearer or bearer for registered securities), and any such officer so authorized shall have authority to appoint one or more attorneys for that purpose and to execute and deliver on behalf of the Bank all necessary and proper instruments for the purpose of effectuating the powers hereby conferred.

     2.5 Deposit of Securities Under Plans of Reorganizations, etc. Any of the following officers of the Bank, namely: The President, the Executive Vice President for Trusts, or any officer in the Trust Group may deposit or authorize the deposit of the securities referred to in paragraph 2.4 with any Committee or Depository under any plan of reorganization, consolidation, merger or readjustment of any individual, corporation, firm or association, and may approve any such plan, and may execute in the name of the Bank in its appropriate fiduciary or representative capacity and deliver on its behalf any protective committee agreement for any of the above mentioned purposes.

     2.6 Sales and Leases of Real Estate and Tangible Personal Property:
Foreclosure and Extension of Mortgages. Any of the following officers of the Bank, namely: The President, the Executive Vice President for Trusts, or any officer of the Trust Group, in the exercise of powers conferred upon the Bank as fiduciary or agent are authorized (i) to sell, exchange or lease any real estate or tangible personal property or any interest therein, which the Bank may hold in any fiduciary or representative capacity, (ii) to grant options for purchase thereof, (iii) to cause the foreclosure of any deed of trust or mortgage held by the Bank in any such fiduciary or representative capacity, or (iv) to consent to the extension of the maturity of any such deed of trust or mortgage.

     2.7 All Acts Done Under the Foregoing Paragraphs numbered 2.2, 2.3, 2.4,
2.5 and 2.6 shall be reported to the Trust Administrative Committees, as may be appropriate, provided that no action then taken by the Committees shall affect the rights of third parties.

     2.8 Voting Stock and Other Securities. The President, the Executive Vice President for Trusts, or any officer of the Trust Group shall have the power and authority to attend any meeting of the stockholders or security holders of any corporation in which this Bank, as fiduciary or agent, is a stockholder or security holder, and vote on behalf of this Bank any such stock or securities; and any of them is hereby authorized and empowered to designate, in writing, any person or persons as proxy, with power of substitution, to attend and vote at such meeting such stock or securities on behalf of this Bank; provided, however, that such proxy shall be empowered by such writing to vote only on the matters and questions in the manner and to the effect therein specified.

                         Administrative Regulation III

    Borrowing Money, Rediscounts Of Bills And Notes, Buying Or Selling Funds

     3.1 Borrowed Money, Security Therefor and Rediscounts. Transactions with the Federal Reserve Bank, or with any other bank in the nature of borrowings, pledges or rediscounts by the Bank shall be by the President, the Executive Vice President - Investment Bank, the Managing Director - Asset/Liability Management Division, the Managing Director - Funds Management Division, or such other officers of the Asset/Liability Management Division or the Funds Management Division as any of the foregoing may designate in writing (which designation shall be filed with the Corporate Secretary), and any of such officers is severally authorized in the Bank's behalf at any time and from time to time:

     (a) To borrow money for any temporary purpose and on such terms and for such periods as he may deem wise;

     (b) To pledge as security for the sums so borrowed, sell under repurchase agreement, any and all securities, bills or notes, of every description belonging to the Bank in its own right, including receipts of any other banking institution evidencing deposit with it of any securities, bills or notes, belonging to the Bank; or

     (c) To rediscount any bills or notes belonging to the Bank in its own right.

     3.2 Purchase and Sale of Surplus Funds. The President, the Executive Vice President - Investment Bank, the Managing Director - Asset/Liability Management Division, the Managing Director - Funds Management Division, or such other officers of the Asset/Liability Management Division or the Funds Management Division as any of them may designate in writing (which designation shall be filed with the Corporate Secretary), are authorized to purchase or sell surplus funds.

                          Administrative Regulation IV

                          Sales And Leases Of Property

     4.1 Sales and Leases of Bank-Owned Real Estate and Associated Personal Property. The President, any officer at the level of Vice President or above in the Real Estate Division and in the Collections and Foreclosures Division of Crestar Mortgage Corporation (and who is also a Vice President or above of the Bank), any managing officer or Senior Vice President of any Special Assets or loan workout unit, and any Senior Vice President in the Real Estate Finance Group, are authorized (i) to sell, exchange or lease any Bank-owned real estate and any associated personal property or any interest therein, (ii) to grant options for the purchase thereof, and (iii) to do any act and to execute, acknowledge and deliver any deed, contract and other document necessary or desirable in connection therewith.

     4.2 Release of Encumbrances. Any release, termination statement, or satisfaction of judgment required by the Bank shall be executed by any officer of the Bank or by an attorney-in-fact appointed by an officer of the Bank for the purpose. Whenever the Bank may be lawfully required to consent to the release of the lien of any deed of trust, its consent may be evidenced by the execution of such deed of release or any other document on behalf of the Bank by any officer of the Bank.


                          Administrative Regulation V

                          Checks, Drafts, Orders, Etc.

     5.1 Bank - Except Trust. All checks, drafts or orders of the Bank for the payment of money, whether directed to itself or to others (except those drawn on trust funds), shall be executed or signed on behalf of the Bank by any officer or, if authorized to sign by any officer (other than a member of the Trust Group) who is a Division Head, Senior Vice President or above, by any employee of the Bank, with a copy of such authorization filed with the Corporate Controller.

     5.2 Trust Group. All checks, drafts or orders of the Trust Group for the payment of money, whether directed to itself or others, shall be executed or signed on behalf of the Bank by any officer or employee of the Trust Group who may be authorized so to sign by any officer of the Trust Group who is Senior Vice President or above, with a copy of such authorization filed with the corporate Controller.

                          Administrative Regulation VI

                    Signature Guarantee, Confirmations, Etc.

     6.1 Signature Guarantee. Any officer of the Bank, or any employee of the Bank who may be designated in writing (which designation shall be filed with the Corporate Secretary) by the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President or Division Head, shall have the authority to guarantee, on behalf of the Bank, the signature of a bank customer or other person on any stock certificate, bond, note, or other security, provided that such officer or employee shall know personally:

         1.  The person signing.
         2.  That the signature is genuine.
         3.  That the signer is an appropriate person to endorse or sign.
         4.  That the signer has legal capacity to sign.

Any such officer or employee guaranteeing any such signature may do so under the style of "Authorized Officer" or "Authorized Signature".

     6.2 Confirmations. The General Auditor or any Vice President Audit is authorized to certify in the name of, or on behalf of, the Bank in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, instrument or paper requiring such certification.

                         Administrative Regulation VII

                        Responsibilities Of Area Boards

     7.1  Responsibilities of Area Boards. The Area Boards, as provided by
Section 3.7 of the Bylaws, shall, jointly with senior management, assist in the direction of one or more of the Bank's offices by: 1) selecting and evaluating the performance of local executive officers, 2) ensuring the adoption of challenging goals and marketing policies, 3) ensuring a reasonable return on allocated capital, 4) ensuring a level of profitability that provides for balanced growth, responsiveness to the credit needs of the community, and high standards of integrity for all personnel, 5) ensuring an appropriate commitment of the Bank to a significant role in the local community, 6) ensuring conformance to applicable statutes & regulations, 7) ensuring a reporting system that adequately monitors these objectives, 8) promoting the Bank through the acquisition of business and by personal example and, 9) providing an outside perspective as a constructive critic and loyal friend.

                         Administrative Regulation VIII

                         Deposit And Security Accounts

     8.1 Deposit Accounts. The President, the Executive Vice President - Investment Bank, the Executive Vice President, Controller and Treasurer, the Managing Director - Asset/Liability Management Division, and the Managing Director - Funds Management Division are individually authorized and empowered to open and maintain in the name of the Bank one or more deposit accounts at other financial institutions. The aforementioned officers shall designate the personnel authorized to sign for and transact business in such accounts and may agree to any terms governing such accounts. Any resolutions required of this Corporation in connection with such accounts may be certified by the Corporate Secretary as if specifically adopted by the Board of Directors.

     8.2 Securities Accounts. The President, the Executive Vice President - Investment Bank, the Managing Director - Asset/Liability Management Division, and the Managing Director - Funds Management Division are individually authorized and empowered to open and maintain in the name of the Bank one or more securities accounts for the purpose of purchasing, selling, reselling, borrowing, lending, and otherwise dealing in money market instruments and securities of any and every kind, including agreements or contracts for their repurchase or future delivery, with banks, brokers, dealers, securities firms, or other organizations, and to issue written, telephonic, telegraphic, or verbal orders or instructions for transactions to be carried out in such accounts. The aforementioned officers shall designate the personnel authorized to sign for and transact business in such accounts and may agree to any terms governing such accounts. Any resolutions required of this Bank in connection with such accounts may be certified by the Corporate Secretary as if specifically adopted by the Board of Directors.